UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
March 1, 2018 (March 1, 2018)

Diversicare Healthcare Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-12996	62-1559667
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1621 Galleria Boulevard, Brentwood, TN 37027
(Address of Principal Executive Offices) (Zip Code)

(615) 771-7575
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 2.02 Results of Operation and Financial Condition.
March 1, 2018, the Registrant announced its results of operation for the three-month and twelve-month periods ended December 31, 2017. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety. The information furnished pursuant to Item 2.02 herein, including Exhibit 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Wallace E. Olson, a director of the Company since 2002, passed away in November 2017. Mr. Olson formerly served as Chairman of the Board of Directors and was a member of the Audit Committee, Compensation Committee and the Governance and Nominating Committee.
William C. O’Neil, Jr., a director of the Company since its inception, has notified the Company that he will not stand for re-election at the 2018 annual meeting and will retire from the Board effective immediately after the annual meeting.  Mr. O’Neil is currently the chairman of the Compensation Committee and a member of both the Audit Committee and the Governance and Nominating Committee. The decision by Mr. O’Neil to retire is not based on any disagreement with the Company.
(d) Effective March 2, 2018, the Board of Directors increased the size of the Board from seven to eight directors, which coupled with Mr. Olson's death created two vacancies. The Board appointed Ben R. Leedle, Jr. and Leslie K. Morgan as new Directors, effective March 2, 2018, filling the vacancies.  Neither Mr. Leedle nor Ms. Morgan has any related party transactions with the Company.  Both Mr. Leedle and Ms. Morgan, along with the other directors except for Mr. O'Neil, will be presented to the shareholders for election as directors at the 2018 annual meeting of shareholders.
Ms. Morgan, age 40, is the general partner of the Olson Family Partnership, is Wallace Olson's daughter, and is the co-founder of CareAssist, Inc., a licensed personal support services agency that provides non-medical home care in Chattanooga, Tennessee.  She and her husband founded the company in 2008. Prior to joining CareAssist, Ms. Morgan was a benefits consultant with Unum and a securities associate with A.G. Edwards, both in Chattanooga Tennessee.  Ms. Morgan earned her B.S. from University of Tennessee at Chattanooga in 2002.
Mr. Leedle, age 57, is currently the CEO of Blue Zones, LLC, a health innovation company dedicated to creating healthy communities across the United States. Mr. Leedle served as Chief Executive Officer of Healthways, Inc. (now Tivity Health, Inc.) from September 2003 until May 2015. He is also engaged as strategic advisor, director, and investor for several companies including BeHealth Solutions, a digital therapeutics company, Equality Health, a health plan for disparate populations, and Health Velocity Capital, a health technology and services innovation partner to entrepreneurs and investors.
(e)    Compensatory Arrangements of Certain Officers
2017 Bonuses
On February 27, 2018, the Compensation Committee recommended and the Board approved the payment of bonuses for the Named Executive Officers based upon the Company’s and their individual performance in 2017, as follows:
Named Executive Officer                     2017 Bonus
Kelly J. Gill                                $ 412,080
Leslie D. Campbell                        $ 271,973
James R. McKnight, Jr.                    $ 264,420
Restricted Stock Grants
In connection with the Company’s 2017 performance, on February 27, 2018, the Compensation Committee approved the grant of restricted shares of common stock of the Company to be granted on March 13, 2018, to certain executive officers, which shares of restricted stock will vest 1/3 on the first, second and third anniversary of the date of grant.
Named Executive Officer                 Number of Shares
Kelly J. Gill                                    25,000
Leslie D. Campbell                           12,500
James R. McKnight, Jr.                        12,500

Item 7.01. Regulation FD Disclosure.
The Registrant is furnishing its Investor presentation update for the period ended December 31, 2017, which is also contained on its website, DVCR.com. See Exhibit 99.2 to this Current Report of Form 8-K.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number        Exhibit

99.1Press release dated March 1, 2018.
99.2Investor presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Diversicare Healthcare Services, Inc.

By: /s/ James R. McKnight, Jr.
James R. McKnight, Jr.
Chief Financial Officer

Date:    March 1, 2018